Exhibit 99.1

Veracyte Announces Third Quarter 2025 Financial Results

Grew total revenue to $131.9 million and testing revenue to $127.8 million, representing increases of 14% and 17% year-over-year, respectively
Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., November 4, 2025 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the third quarter ended September 30, 2025.

“We delivered another outstanding quarter of testing revenue growth and adjusted EBITDA margin expansion, enabling us to raise both our revenue and profitability guidance,” said Marc Stapley, Veracyte’s chief executive officer. “We continue to advance our mission of transforming cancer care by generating high-quality evidence and clinical insights that reinforce the value of our tests and our market leadership. The strong momentum we have seen this year, combined with our upcoming TrueMRD and Prosigna LDT launches, gives us confidence in delivering durable, long-term growth from our broad portfolio of tests covering the care continuum in multiple indications.”

Key Financial Highlights
For the three-month period ended September 30, 2025, as compared to the same period in 2024:
•Increased total revenue by 14% to $131.9 million and testing revenue by 17% to $127.8 million.
•Increased total volume by 18% to 45,888 tests and testing volume by 19% to 43,679 tests.
•Grew Decipher revenue by 26% to $82.2 million and Afirma revenue by 7% to $43.2 million.
•Grew Decipher volume by 26% to approximately 26,700 tests and Afirma volume by 13% to approximately 17,000 tests.
•Recorded GAAP net income of $19.1 million, or 15% of revenue, including $6.7 million of loss related to the deconsolidation of the SAS entity.
•Delivered adjusted EBITDA of $39.7 million, or 30% of revenue.
•Generated $44.8 million of cash from operations to end the quarter with $366.4 million of cash, cash equivalents, and short-term investments as of September 30, 2025.
•Raised full year revenue guidance to $506 million to $510 million, including raising testing revenue guidance to $484 million to $487 million or 16% year-over-year growth.
Key Business Highlights
•Presented at ASTRO 2025 nine Decipher-focused abstracts, including the first validation data from the BALANCE trial that demonstrated the PAM50 molecular signature predicts hormone therapy benefit in men with recurrent prostate cancer using Decipher GRID.
•Announced data published online in Cell from the STAMPEDE trial showing that the Decipher Prostate Genomic Classifier predicts chemotherapy benefit in patients with metastatic prostate cancer in an effort to help patients avoid unnecessary toxicity.
•Launched the Afirma v2 transcriptome to improve the efficiency of the Afirma testing business, while providing a platform for future product launches, such as Prosigna LDT.
•Supported the presentation of twelve abstracts covering clinical Afirma GSC data and research with Afirma GRID at the 2025 American Thyroid Association Annual Meeting.
•Completed NIGHTINGALE clinical utility trial enrollment for the Percepta Nasal Swab test.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Third Quarter 2025 Financial Results

Total revenue for the third quarter of 2025 was $131.9 million, an increase of 14% compared to $115.9 million reported in the third quarter of 2024. Testing revenue was $127.8 million, an increase of 17% compared to $109.5 million in the third quarter of 2024, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $3.3 million, an increase of 4% compared to $3.2 million in the third quarter of 2024. Biopharmaceutical and other revenue was $0.8 million, a decrease compared to $3.1 million in the third quarter of 2024 given the restructuring and liquidation proceedings of Veracyte SAS.

Total gross margin for the third quarter of 2025 was 69%, compared to 68% in the third quarter of 2024. Non-GAAP gross margin was 73%, compared to 71% in the third quarter of 2024.

Operating expenses were $68.3 million for the third quarter of 2025. Non-GAAP operating expenses grew 2% to $58.6 million compared to $57.6 million in the third quarter of 2024.

Net income for the third quarter of 2025 was $19.1 million, an improvement of 26% compared to the third quarter of 2024, including a $6.7 million loss from the deconsolidation of the Veracyte SAS entity. Diluted net earnings per common share was $0.24, an improvement of $0.05 compared to the third quarter of 2024. Non-GAAP diluted net earnings per common share was $0.51, an increase of $0.18 compared to the third quarter of 2024. Net cash provided by operating activities in the first nine months of 2025 was $83.7 million, an improvement of $33.2 million compared to the same period in 2024.

Adjusted EBITDA for the third quarter of 2025 was $39.7 million, an improvement of 45% compared to the third quarter of 2024, representing 30.1% of revenue compared to 23.6% of revenue in the same period of 2024.

2025 Financial Outlook

The company is raising full-year 2025 testing revenue guidance to $484 million to $487 million, or 16% year-over-year growth, from prior guidance of $477 million to $483 million. Adjusting for the impact of the paused Envisia test, the guidance implies 17% to 18% year-over-year testing revenue growth. The company is also raising full-year 2025 total revenue guidance to $506 million to $510 million, or 14% year-over-year growth, from prior guidance of $496 million to $504 million.

Additionally, the company is raising guidance for 2025 adjusted EBITDA as a percentage of revenue to over 25% from the 23.5% prior guidance.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA as a percentage of revenue to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/kcexjtb4. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering via the following link: https://register-conf.media-server.com/register/BIdae4aec5409542e898e39e3944b8a094.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our 2025 financial and operating results; and our intentions with respect to our tests and products, including upcoming product launches. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2025, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue (also referred to as adjusted EBITDA margin), non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Testing revenue	$127,756	$109,536	$357,328	$306,809
Product revenue	3,301	3,188	10,479	10,631
Biopharmaceutical and other revenue	815	3,136	8,702	9,692
Total revenue	131,872	115,860	376,509	327,132

Cost of revenue: (1)
Cost of testing revenue	33,777	29,029	94,444	82,928
Cost of product revenue	3,015	1,792	6,186	6,310
Cost of biopharmaceutical and other revenue	1,091	3,112	7,361	9,762
Intangible asset amortization - cost of revenue	2,707	2,917	7,959	8,741
Total cost of revenue	40,590	36,850	115,950	107,741
Gross profit	91,282	79,010	260,559	219,391
Operating expenses: (1)
Research and development	15,981	17,574	49,965	50,004
Selling and marketing	24,455	22,612	74,225	70,610
General and administrative	27,278	25,742	93,417	83,697
Impairment of assets	—	185	20,505	614
Intangible asset amortization - operating expenses	622	880	1,865	2,499
Total operating expenses	68,336	66,993	239,977	207,424
Income from operations	22,946	12,017	20,582	11,967
Other income (loss), net	(4,057)	4,831	6,985	10,334
Income before income taxes	18,889	16,848	27,567	22,301
Income tax (benefit) provision	(248)	1,693	2,363	3,276
Net income	$19,137	$15,155	$25,204	$19,025
Earnings per share:
Basic	$0.24	$0.20	$0.32	$0.25
Diluted	$0.24	$0.19	$0.32	$0.25
Shares used to compute earnings per common share:
Basic	78,725,139	77,013,831	78,384,184	76,107,302
Diluted	79,691,703	78,464,654	79,946,386	77,339,897

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$540	$587	$1,668	$1,678
Research and development	1,949	1,957	6,023	5,615
Selling and marketing	2,102	1,790	6,258	5,025
General and administrative	6,166	4,413	18,751	14,302
Total stock-based compensation expense	$10,757	$8,747	$32,700	$26,620

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$19,137	$15,155	$25,204	$19,025
Other comprehensive income (loss):
Change in currency translation adjustments	(4,556)	9,328	19,575	2,736
Release of accumulated translation adjustment	8,295	—	8,295	—
Other comprehensive income	3,739	9,328	27,870	2,736
Net comprehensive income	$22,876	$24,483	$53,074	$21,761

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2025	2024
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$315,573	$239,087
Short-term investments	50,855	50,354
Accounts receivable	47,826	46,525
Supplies and inventory	20,327	21,750
Prepaid expenses and other current assets	14,643	14,551
Total current assets	449,224	372,267
Property, plant and equipment, net	18,900	22,953
Right-of-use assets, operating leases	37,301	48,189
Intangible assets, net	92,477	102,301
Goodwill	767,154	745,800
Restricted cash	1,637	1,544
Other assets	1,094	6,981
Total assets	$1,367,787	$1,300,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,509	$8,634
Accrued liabilities	48,373	43,826
Current portion of deferred revenue	417	1,673
Current portion of acquisition-related contingent consideration	13,571	16,981
Current portion of operating lease liabilities	4,282	7,500
Current portion of other liabilities	—	19
Total current liabilities	72,152	78,633
Deferred tax liabilities	1,214	1,227
Acquisition-related contingent consideration, net of current portion	583	561
Operating lease liabilities, net of current portion	36,171	43,237
Other liabilities	—	411
Total liabilities	110,120	124,069
Total stockholders’ equity	1,257,667	1,175,966
Total liabilities and stockholders’ equity	$1,367,787	$1,300,035

1. The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date included in the company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$25,204	$19,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,117	17,206
Loss on disposal of property, plant and equipment	15	131
Stock-based compensation	32,700	26,620
Deferred income taxes	(13)	10
Noncash lease expense	2,289	3,628
Revaluation of acquisition-related contingent consideration	(2,713)	1,242
Effect of foreign currency on operations	(3,845)	(785)
Amortization of discount on short-term investments	(2,619)	—
Impairment loss	20,505	614
Non-cash loss on deconsolidation of subsidiary	3,863	—
Changes in operating assets and liabilities:
Accounts receivable	(3,858)	(8,396)
Supplies and inventory	(2,642)	(4,175)
Prepaid expenses and other current assets	(6,416)	149
Other assets	331	(1,710)
Operating lease liabilities	(1,681)	(3,929)
Accounts payable	(547)	(2,950)
Accrued liabilities and deferred revenue	7,034	3,892
Net cash provided by operating activities	83,724	50,572
Investing activities
Acquisition of C2i, net of cash acquired	—	5,012
Purchase of short-term investments	(99,998)	—
Proceeds from maturity of short-term investments	102,116	—
Purchases of property, plant and equipment	(5,897)	(7,146)
Net cash used in investing activities	(3,779)	(2,134)
Financing activities
Payment of taxes on vested restricted stock units	(14,645)	(7,315)
Proceeds from the exercise of common stock options and employee stock purchases	10,572	16,729
Net cash (used in) provided by financing activities	(4,073)	9,414
Increase in cash, cash equivalents and restricted cash	75,872	57,852
Effect of foreign currency on cash, cash equivalents and restricted cash	707	(23)
Net increase in cash, cash equivalents and restricted cash	76,579	57,829
Cash, cash equivalents and restricted cash at beginning of period	240,631	217,330
Cash, cash equivalents and restricted cash at end of period	$317,210	$275,159

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$315,573	$239,087
Restricted cash	1,637	1,544
Total cash, cash equivalents and restricted cash	$317,210	$240,631

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$33,777	$29,029	$94,444	$82,928
Stock-based compensation expense	(555)	(524)	(1,543)	(1,411)
Acquisition related expenses (1)	—	—	—	(60)
Other adjustments (2)	—	—	—	(6)
Non-GAAP cost of testing revenue	$33,222	$28,505	$92,901	$81,451

GAAP cost of product revenue	3,015	1,792	6,186	6,310
Stock-based compensation expense	—	(1)	(2)	(3)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(1,418)	—	(1,450)	—
Non-GAAP cost of product revenue	$1,597	$1,791	$4,734	$6,307

GAAP cost of biopharmaceutical and other revenue	1,091	3,112	7,361	9,762
Stock-based compensation expense	15	(62)	(123)	(264)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$1,106	$3,050	$7,238	$9,498

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$91,282	$79,010	$260,559	$219,391
GAAP Gross Margin	69.2%	68.2%	69.2%	67.1%
Amortization of intangible assets	2,707	2,917	7,959	8,741
Stock-based compensation expense	540	587	1,668	1,678
Acquisition related expenses (1)	—	—	—	60
Other adjustments (2)	1,418	—	1,450	6
Non-GAAP Gross Profit	$95,947	$82,514	$271,636	$229,876
Non-GAAP Gross Margin	72.8%	71.2%	72.1%	70.3%

1.Includes transaction-related expenses. For the nine months ended September 30, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended September 30, 2025, and the nine months ended September 30, 2025, adjustments include expenses related to the restructuring and liquidation proceedings of Veracyte SAS. For the nine months ended September 30, 2024, adjustments include expenses related to restructuring cost associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$15,981	$17,574	$49,965	$50,004
Stock-based compensation expense	(1,949)	(1,957)	(6,023)	(5,615)
Acquisition related expenses (1)	—	459	—	62
Other adjustments (2)	—	5	—	(271)
Non-GAAP research and development	$14,032	$16,081	$43,942	$44,180

GAAP sales and marketing	$24,455	$22,612	$74,225	$70,610
Stock-based compensation expense	(2,102)	(1,790)	(6,258)	(5,025)
Acquisition related expenses (1)	—	—	—	(124)
Other adjustments (2)	—	7	—	(1,087)
Non-GAAP sales and marketing	$22,353	$20,829	$67,967	$64,374

GAAP general and administrative	$27,278	$25,742	$93,417	$83,697
Stock-based compensation expense	(6,166)	(4,413)	(18,751)	(14,302)
Acquisition related expenses (1)	(166)	(349)	(593)	(4,934)
Other adjustments (2)	1,308	(248)	(6,530)	(3,368)
Non-GAAP general and administrative	$22,254	$20,732	$67,543	$61,093

GAAP total operating expenses	$68,336	$66,993	$239,977	$207,424
Amortization of intangible assets	(622)	(880)	(1,865)	(2,499)
Stock-based compensation expense	(10,217)	(8,160)	(31,032)	(24,942)
Acquisition related expenses (1)	(166)	(75)	(593)	(5,610)
Other adjustments (2)	1,308	(236)	(27,035)	(4,726)
Non-GAAP total operating expenses	$58,639	$57,642	$179,452	$169,647

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction and contingent consideration associated with the C2i Genomics Ltd ("C2i Genomics") acquisition. For the three months ended September 30, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($0.1 million). For the nine months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.6 million) partially offset by NanoString contingent consideration ($1.0 million). For the nine months ended September 30, 2024, adjustments consist of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended September 30, 2025, adjustments primarily include a vendor legal settlement ($2.8 million) partially offset by expenses related to the restructuring and liquidation proceedings of Veracyte SAS ($1.0 million) and other legal proceedings ($0.5 million). For the three months ended September 30, 2024, adjustments primarily include expense related to restructuring costs ($0.2 million). For the nine months ended September 30, 2025, adjustments include additional expenses related to Veracyte SAS impairment loss ($20.5 million) and related to the restructuring and liquidation proceedings of Veracyte SAS ($8.0 million), partially offset by adjustments related to restructuring costs ($0.1 million). For the nine months ended September 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment ($3.1 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($1.6 million).

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$19,137	$15,155	$25,204	$19,025
GAAP Net Income (Loss) as a % of Revenue	14.5%	13.1%	6.7%	5.8%
Amortization of intangible assets	3,329	3,797	9,824	11,240
Depreciation expense	1,938	2,081	6,293	5,966
Stock-based compensation expense	10,757	8,747	32,700	26,620
Acquisition related expenses (1)	166	75	593	5,670
Other expense (income), net (2)	(3,484)	(3,366)	(9,630)	(9,679)
Other adjustments (3)	8,138	(853)	32,876	3,643
Income tax expense (benefit)	(248)	1,693	2,363	3,276
Adjusted EBITDA	$39,733	$27,329	$100,223	$65,761
Adjusted EBITDA as a % of Revenue	30.1%	23.6%	26.6%	20.1%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$19,137	$15,155	$25,204	$19,025
Amortization of intangible assets	3,329	3,797	9,824	11,240
Stock-based compensation expense	10,757	8,747	32,700	26,620
Acquisition related expenses (1)	166	75	593	5,670
Other adjustments (3)	8,138	(853)	32,876	3,643
Tax adjustments (4)	(565)	(933)	(807)	(2,179)
Non-GAAP Net Income	$40,962	$25,988	$100,390	$64,019

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.24	$0.19	$0.32	$0.25
Amortization of intangible assets	0.04	0.05	0.12	0.15
Stock-based compensation expense	0.13	0.11	0.41	0.34
Acquisition related expenses (1)	—	—	0.01	0.07
Other adjustments (3)	0.10	(0.01)	0.41	0.05
Tax adjustments (4)	(0.01)	(0.01)	(0.01)	(0.03)
Rounding and impact of dilutive shares	0.01	—	—	—
Diluted earnings per share, non-GAAP	$0.51	$0.33	$1.26	$0.83

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	79,691,703	78,464,654	79,946,386	77,339,897
Dilutive effect of equity awards (5)	—	—	—	—
Diluted, non-GAAP	79,691,703	78,464,654	79,946,386	77,339,897

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString and contingent consideration associated with the acquisition of C2i Genomics. For the three months ended September 30, 2024, adjustments consist primarily of transaction related expenses associated with the acquisition of C2i Genomics ($0.1 million). For the nine months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.6 million) partially offset by NanoString contingent consideration ($1.0 million). For the nine months ended September 30, 2024, adjustments consist of transaction-related expenses associated with the acquisition of C2i Genomics.
2.Includes interest income and income related to research tax credits.
3.For the three months ended September 30, 2025, adjustments primarily include expenses related to the exclusion of unrealized loss related to Veracyte SAS deconsolidation ($6.7 million), the exclusion of unrealized loss associated with foreign exchange impact on stock-based compensation and intercompany loans ($1.3 million), the restructuring and liquidation proceedings of Veracyte SAS ($2.4 million), and other legal proceedings ($0.5 million), partially offset by vendor legal settlement ($2.8 million). For the three months ended September 30, 2024, adjustments include the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million) partially offset by expense related to restructuring costs ($0.2 million). For the nine months ended September 30, 2025 adjustments include additional expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($8.0 million), partially offset by adjustments related to restructuring costs ($0.1 million) and additional exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($3.6 million). For the nine months ended September 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other Segment ($3.1 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($1.6 million), partially offset by the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million).
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413